Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES SECOND QUARTER

ENDED JUNE 30, 2025 RESULTS

FRANKLIN, Tenn. (July 23, 2025) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2025.

The following highlights the financial and operating results for the three months ended June 30, 2025.

•
Net operating revenues totaled $3.133 billion.
•
Net income attributable to Community Health Systems, Inc. stockholders was $282 million, or $2.09 per share (diluted), compared to net loss of $(13) million, or $(0.10) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.05) per share (diluted), compared to $(0.17) per share (diluted) for the same period in 2024.
•
Adjusted EBITDA was $380 million.
•
Net cash provided by operating activities was $87 million for the three months ended June 30, 2025, compared to $101 million for the same period in 2024.
•
Completed the offering of $700 million principal amount of 10.750% Senior Secured Notes due 2033 and used the proceeds to redeem all remaining outstanding 8.000% Senior Secured Notes due 2027 and to pay related fees and expenses. In addition, $584 million principal amount of outstanding 6.875% Senior Unsecured Notes due 2028 were redeemed via a tender offer using cash on hand of $438 million.
•
On a same-store basis, admissions increased 0.3 percent while adjusted admissions decreased 0.7 percent, compared to the same period in 2024.

“The Company continues to make good progress with its high priority strategic initiatives such as investments into growth projects and physician recruitment,” said Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc. “We remain confident that the organization is on the right trajectory for the long term.”

Three Months Ended June 30, 2025

Net operating revenues for the three months ended June 30, 2025, totaled $3.133 billion, a 0.2 percent decrease compared to $3.140 billion for the same period in 2024. On a same-store basis, net operating revenues increased 6.5 percent for the three months ended June 30, 2025, compared to the same period in 2024. Net operating revenues for the three months ended June 30, 2025, reflect a 7.4 percent decrease in admissions and an 8.3 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 0.3 percent while adjusted admissions decreased 0.7 percent for the three months ended June 30, 2025, compared to the same period in 2024.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Net income attributable to Community Health Systems, Inc. stockholders was $282 million, or $2.09 per share (diluted), for the three months ended June 30, 2025, compared to net loss of $(13) million, or $(0.10) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.05) per share (diluted) for the three months ended June 30, 2025, compared to $(0.17) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the three months ended June 30, 2025, was $380 million compared to $387 million for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the three months ended June 30, 2025, increased when compared to the net loss for the same period in 2024, primarily due to period-over-period increases in impairment and (gain) loss on the sale of businesses and gain from early extinguishment of debt, partially offset by an increase in the provision for income taxes and the factors that contributed to a decrease in Adjusted EBITDA as noted below. The decrease in Adjusted EBITDA for the three months ended June 30, 2025, compared to the same period in 2024, is primarily attributable to lower outpatient volumes, lower acuity and unfavorable changes in payor mix, partially offset by increased reimbursement rates, a higher net benefit from supplemental reimbursement programs and increased non-patient revenue.

Six Months Ended June 30, 2025

Net operating revenues for the six months ended June 30, 2025, totaled $6.292 billion, a 0.2 percent increase compared to $6.279 billion for the same period in 2024. On a same-store basis, net operating revenues increased 5.0 percent for the six months ended June 30, 2025, compared to the same period in 2024. Net operating revenues for the six months ended June 30, 2025, reflect a 4.2 percent decrease in admissions and a 5.3 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 2.3 percent and adjusted admissions increased 1.0 percent for the six months ended June 30, 2025, compared to the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders was $269 million, or $2.01 per share (diluted), for the six months ended June 30, 2025, compared to net loss of $(55) million, or $(0.42) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.08) per share (diluted) for the six months ended June 30, 2025, compared to $(0.31) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the six months ended June 30, 2025, was $756 million compared to $765 million for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the six months ended June 30, 2025, increased when compared to the net loss for the same period in 2024, primarily due to period-over-period increases in impairment and (gain) loss on the sale of businesses and gain from early extinguishment of debt, partially offset by an increase in the provision for income taxes and the factors that contributed to a decrease in Adjusted EBITDA as noted below. The decrease in Adjusted EBITDA for the six months ended June 30, 2025, compared to the same period in 2024, is primarily attributable to lower acuity, increased patient claim denials and increased costs for outsourced medical specialists, partially offset by increased reimbursement rates, higher non-patient revenue, a higher net benefit from supplemental reimbursement programs and reduced expense for contract labor.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Financing Activity

During the three months ended June 30, 2025, the Company completed an offering of $700 million principal amount of 10.750% Senior Secured Notes due 2033, and used the proceeds to redeem all of the remaining 8.000% Senior Secured Notes due 2027, and pay related fees and expenses. In addition, the Company completed a tender offer for $584 million principal amount of its outstanding 6.875% Senior Unsecured Notes due 2028 using cash on hand of $438 million. Following the completion of this tender offer, approximately $42 million principal amount of the 6.875% Senior Unsecured Notes due 2028 remain outstanding. These transactions resulted in the recognition of a net pre-tax gain from early extinguishment of debt of approximately $138 million during the three months ended June 30, 2025.

Other

During 2025, through the date of this press release, the Company has divested (i) its 50% ownership interest in two hospitals (one of which was completed on February 1, 2025, and the other of which was completed on May 1, 2025), (ii) its 80% ownership interest in one hospital (which was completed on June 30, 2025), and (iii) three other hospitals (two of which were completed on March 1, 2025, and one of which was completed on April 1, 2025).

On July 22, 2025, the Company entered into a definitive agreement with Laboratory Corporation of America Holdings (“Labcorp”), pursuant to which Labcorp will acquire select assets and assume certain leases of the ambulatory outreach laboratory services of the Company’s subsidiaries in 13 states, including certain patient service centers and in-office phlebotomy locations. The total purchase price payable to the Company at the closing of this transaction is $195 million, subject to certain purchase price adjustments. For additional information regarding this definitive agreement, see the Current Report on Form 8-K filed by the Company on July 22, 2025.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested prior to June 30, 2025.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

-MORE-

CYH Announces Second Quarter 2025 Results

July 23, 2025

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2025 updated annual earnings guidance. The guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 36 distinct markets across 14 states. As of July 23, 2025, the Company’s subsidiaries own or lease 70 affiliated hospitals with more than 10,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, July 24, 2025 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2025. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net operating revenues	$3,133	$3,140	$6,292	$6,279
Net income (f)	320	26	345	20
Net income (loss) attributable to Community Health Systems, Inc. stockholders	282	(13)	269	(55)
Adjusted EBITDA (c)	380	387	756	765
Net cash provided by operating activities	87	101	208	197

Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$2.11	$(0.10)	$2.02	$(0.42)
Diluted (e), (f)	2.09	(0.10)	2.01	(0.42)

Weighted-average number of shares outstanding (d):
Basic	134	132	133	132
Diluted	135	132	134	132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss) (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,133	100.0%	$3,140	100.0%
Operating expenses:
Salaries and benefits	1,327	42.4%	1,329	42.3%
Supplies	469	15.0%	483	15.4%
Other operating expenses	885	28.1%	882	28.1%
Lease cost and rent	74	2.4%	73	2.3%
Depreciation and amortization	105	3.4%	125	4.0%
Impairment and (gain) loss on sale of businesses, net (f)	(239)	(7.6)%	10	0.3%
Total operating expenses	2,621	83.7%	2,902	92.4%
Income from operations (f)	512	16.3%	238	7.6%
Interest expense, net	214	6.8%	216	6.9%
Gain from early extinguishment of debt	(138)	(4.4)%	(26)	(0.8)%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(2)	(0.1)%
Income before income taxes	438	14.0%	50	1.6%
Provision for income taxes	118	3.8%	24	0.8%
Net income (f)	320	10.2%	26	0.8%
Less: Net income attributable to noncontrolling interests	38	1.2%	39	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$282	9.0%	$(13)	(0.4)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$2.11		$(0.10)
Diluted (e), (f)	$2.09		$(0.10)
Weighted-average number of shares outstanding (d):
Basic	134		132
Diluted	135		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$6,292	100.0%	$6,279	100.0%
Operating expenses:
Salaries and benefits	2,699	42.9%	2,696	43.0%
Supplies	958	15.2%	969	15.4%
Other operating expenses	1,750	27.8%	1,727	27.5%
Lease cost and rent	142	2.3%	151	2.4%
Depreciation and amortization	211	3.4%	241	3.8%
Impairment and (gain) loss on sale of businesses, net (f)	(263)	(4.2)%	27	0.4%
Total operating expenses	5,497	87.4%	5,811	92.5%
Income from operations (f)	795	12.6%	468	7.5%
Interest expense, net	432	6.9%	426	6.9%
Gain from early extinguishment of debt	(138)	(2.2)%	(26)	(0.4)%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(4)	(0.1)%
Income before income taxes	505	8.0%	72	1.1%
Provision for income taxes	160	2.5%	52	0.8%
Net income (f)	345	5.5%	20	0.3%
Less: Net income attributable to noncontrolling interests	76	1.2%	75	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$269	4.3%	$(55)	(0.9)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$2.02		$(0.42)
Diluted (e), (f)	$2.01		$(0.42)
Weighted-average number of shares outstanding (d):
Basic	133		132
Diluted	134		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$320	$26	$345	$20
Other comprehensive income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	2	3	5	2
Other comprehensive income	2	3	5	2
Comprehensive income	322	29	350	22
Less: Comprehensive income attributable to noncontrolling interests	38	39	76	75
Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$284	$(10)	$274	$(53)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	70	78		70	70
Licensed beds (at end of period)	10,478	11,868		10,478	10,548
Beds in service (at end of period)	8,983	10,068		8,983	9,073
Admissions	97,902	105,748	-7.4%	97,799	97,514	0.3%
Adjusted admissions	223,083	243,343	-8.3%	222,673	224,323	-0.7%
Patient days	415,354	458,409		415,046	420,653
Average length of stay (days)	4.2	4.3		4.2	4.3
Occupancy rate (average beds in service)	50.8%	50.0%		50.8%	50.9%
Net operating revenues	$3,133	$3,140	-0.2%	$3,125	$2,935	6.5%
Net inpatient revenues as a % of net operating revenues	48.0%	47.1%		48.0%	46.9%
Net outpatient revenues as a % of net operating revenues	52.0%	52.9%		52.0%	53.1%
Income from operations (f)	$512	$238	115.1%
Income from operations as a % of net operating revenues	16.3%	7.6%
Depreciation and amortization	$105	$125
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$282	$(13)	2269.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	9.0%	-0.4%
Adjusted EBITDA (c)	$380	$387	-1.8%
Adjusted EBITDA as a % of net operating revenues	12.1%	12.3%
Net cash provided by operating activities	$87	$101	-13.9%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	70	78		70	70
Licensed beds (at end of period)	10,478	11,868		10,478	10,548
Beds in service (at end of period)	8,983	10,068		8,983	9,073
Admissions	203,839	212,803	-4.2%	200,222	195,815	2.3%
Adjusted admissions	453,779	479,280	-5.3%	445,099	440,518	1.0%
Patient days	883,719	952,233		868,620	873,271
Average length of stay (days)	4.3	4.5		4.3	4.5
Occupancy rate (average beds in service)	54.4%	52.0%		53.4%	52.9%
Net operating revenues	$6,292	$6,279	0.2%	$6,161	$5,869	5.0%
Net inpatient revenues as a % of net operating revenues	48.7%	47.8%		48.7%	47.5%
Net outpatient revenues as a % of net operating revenues	51.3%	52.2%		51.3%	52.5%
Income from operations (f)	$795	$468	69.9%
Income from operations as a % of net operating revenues	12.6%	7.5%
Depreciation and amortization	$211	$241
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$269	$(55)	589.1%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	4.3%	-0.9%
Adjusted EBITDA (c)	$756	$765	-1.2%
Adjusted EBITDA as a % of net operating revenues	12.0%	12.2%
Net cash provided by operating activities	$208	$197	5.6%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$456	$37
Patient accounts receivable	2,261	2,286
Supplies	326	331
Prepaid income taxes	2	53
Prepaid expenses and taxes	263	236
Other current assets	351	358
Total current assets	3,659	3,301
Property and equipment	9,022	9,160
Less accumulated depreciation and amortization	(4,365)	(4,384)
Property and equipment, net	4,657	4,776
Goodwill	3,604	3,789
Deferred income taxes	13	13
Other assets, net	1,708	2,175
Total assets	$13,641	$14,054

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$23	$20
Current operating lease liabilities	112	115
Accounts payable	970	913
Accrued liabilities:
Employee compensation	486	596
Accrued interest	219	222
Other	485	479
Total current liabilities	2,295	2,345
Long-term debt (g)	10,840	11,432
Deferred income taxes	240	231
Long-term operating lease liabilities	514	535
Other long-term liabilities	850	828
Total liabilities	14,739	15,371
Redeemable noncontrolling interests in equity of consolidated subsidiaries	314	359
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 140,119,616 shares issued and outstanding at June 30, 2025, and 138,919,641 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	2,184	2,175
Accumulated other comprehensive loss	(5)	(10)
Accumulated deficit	(3,811)	(4,080)
Total Community Health Systems, Inc. stockholders’ deficit	(1,631)	(1,914)
Noncontrolling interests in equity of consolidated subsidiaries	219	238
Total stockholders’ deficit	(1,412)	(1,676)
Total liabilities and stockholders’ deficit	$13,641	$14,054

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$345	$20
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	211	241
Deferred income taxes	9	(17)
Stock-based compensation expense	7	8
Impairment and (gain) loss on sale of businesses, net (f)	(263)	27
Gain from early extinguishment of debt	(138)	(26)
Other non-cash expenses, net	92	94
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(26)	39
Supplies, prepaid expenses and other current assets	(13)	(23)
Accounts payable, accrued liabilities and income taxes	46	(88)
Other	(62)	(78)
Net cash provided by operating activities	208	197

Cash flows from investing activities
Acquisitions of facilities and other related businesses	-	(1)
Purchases of property and equipment	(176)	(181)
Proceeds from disposition of hospitals and other ancillary operations	1,013	-
Proceeds from sale of property and equipment	5	4
Purchases of available-for-sale debt securities and equity securities	(72)	(23)
Proceeds from sales of available-for-sale debt securities and equity securities	58	32
Purchases of investments in unconsolidated affiliates	-	(4)
Increase in other investments	(42)	(34)
Net cash provided by (used in) investing activities	786	(207)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(2)
Deferred financing costs and other debt-related costs	(2)	(9)
Proceeds from noncontrolling investors in joint ventures	1	1
Redemption of noncontrolling investments in joint ventures	-	(2)
Distributions to noncontrolling investors in joint ventures	(96)	(84)
Other borrowings	15	18
Issuance of long-term debt	700	1,296
Proceeds from ABL Facility	2,189	1,906
Repayments of long-term indebtedness	(3,380)	(3,113)
Net cash (used in) provided by financing activities	(575)	11

Net change in cash and cash equivalents	419	1
Cash and cash equivalents at beginning of period	37	38
Cash and cash equivalents at end of period	$456	$39

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested prior to June 30, 2025. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net income (loss) attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income attributable to Community Health Systems, Inc. stockholders:
Net income	$320	$26	$345	$20
Less: Income attributable to noncontrolling interests, net of taxes	38	39	76	75
Net income (loss) attributable to Community Health Systems, Inc. stockholders — basic and diluted	$282	$(13)	$269	$(55)

(c)
EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time divested noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders from our condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss) attributable to Community Health
Systems, Inc. stockholders	$282	$(13)	$269	$(55)
Adjustments:
Provision for income taxes	118	24	160	52
Depreciation and amortization	105	125	211	241
Net income attributable to noncontrolling interests	38	39	76	75
Interest expense, net	214	216	432	426
Gain from early extinguishment of debt	(138)	(26)	(138)	(26)
Impairment and (gain) loss on sale of businesses, net	(239)	10	(263)	27
Expense from business transformation costs	-	12	9	25
Adjusted EBITDA	$380	$387	$756	$765

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Weighted-average number of shares outstanding - basic	134	132	133	132
Add effect of dilutive securities:
Stock awards and options	1	-	1	-
Weighted-average number of shares outstanding - diluted	135	132	134	132

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three and six months ended June 30, 2024, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 864,816 shares and 654,307 shares during the three and six months ended June 30, 2024, respectively.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss) per share (diluted), as reported	$2.09	$(0.10)	$2.01	$(0.42)
Adjustments:
Gain from early extinguishment of debt	(1.03)	(0.20)	(1.03)	(0.20)
Impairment and (gain) loss on sale of businesses, net	(1.12)	0.06	(1.11)	0.16
Expense from business transformation costs	-	0.07	0.05	0.15
Net loss per share (diluted), excluding adjustments	$(0.05)	$(0.17)	$(0.08)	$(0.31)

(f)
Both income from operations and net income included a net non-cash income of $239 million and expense of $10 million for the three months ended June 30, 2025 and 2024, respectively, and a net non-cash income of $263 million and expense of $27 million for the six months ended June 30, 2025 and 2024, respectively. The net non-cash income for the three and six months ended June 30, 2025 was primarily from the gains on the divestiture of certain hospitals during these periods, partially offset by losses on the divestiture of the Company’s 50% ownership interest in certain hospitals and impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale during these periods. The expense for the three and six months ended June 30, 2024 was primarily from impairment charges to reduce the carrying value of several assets that were idled, disposed of or held-for-sale during these periods. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At June 30, 2025, the Company had outstanding borrowings of $305 million and approximately $483 million of additional borrowing capacity (after taking into consideration $66 million of outstanding letters of credit) under the ABL Facility.
(h)
Effective December 31, 2024, the number of hospitals was updated to separately distinguish facilities providing inpatient, acute-care services other than on the primary hospital campus. The number of hospitals presented for the prior-year comparative periods reflected in the Selected Operating Data charts above has been updated to conform with the aforementioned change.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2025. These projections update selected guidance provided on February 18, 2025 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2025 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2025 Projection Range
Net operating revenues (in millions)	$12,300	to	$12,600
Adjusted EBITDA (in millions)	$1,450	to	$1,550
Net loss per share - diluted	$(0.40)	to	$(0.10)
Weighted-average diluted shares (in millions)	134	to	134

The following assumptions were used in developing the 2025 guidance provided above:

•
The Company’s projections include the effect on net operating revenues and Adjusted EBITDA of completing divestitures for which definitive agreements have been executed and exclude the following:

•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Effects of certain state Medicaid supplemental reimbursement programs that are pending approval by the Centers for Medicare and Medicaid Services;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company’s previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.4% for 2025. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•
Interest expense is estimated to be between $840 million and $860 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $790 million to $800 million. Total fixed rate debt is expected to average approximately 97% of total debt during 2025.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.1% to 1.2% for 2025.
•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2025.

A reconciliation of the Company’s projected 2025 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2025
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(54)	$(14)
Adjustments:
Depreciation and amortization	425	435
Interest expense, net	840	860
Provision for income taxes	99	119
Net income attributable to noncontrolling interests	140	150
Adjusted EBITDA (1)	$1,450	$1,550

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2025
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including $80 million to $100 million of estimated cash payments for income taxes, net of refunds and excluding cash taxes on the sales of businesses, are projected as follows (in millions):

2025
Guidance
Total	$600	to	$700

•
Diluted weighted-average shares outstanding are projected to be approximately 134 million for 2025.

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CYH Announces Second Quarter 2025 Results

July 23, 2025

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current high interest rate environment, current geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Second Quarter 2025 Results

July 23, 2025

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;

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CYH Announces Second Quarter 2025 Results

July 23, 2025

•
any failure of key business functions, including our ability to realize the intended benefits of a new core enterprise resource planning system and the redesigned and consolidated processes which are supported by such system;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and other public filings with the SEC.

The consolidated operating results for the three and six months ended June 30, 2025, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2025 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-